Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On March 19, 2007, Community Health Systems, Inc. and a wholly-owned subsidiary of CHS/Community Health Systems, Inc. (“CHS/CHS”), which subsidiary we refer to as Merger Sub, entered into a definitive Agreement and Plan of Merger, or the Merger Agreement, with Triad, pursuant to which Merger Sub merged with and into Triad, with Triad continuing as the surviving corporation and a wholly-owned subsidiary of CHS/CHS. We refer to this business combination as the Merger. In connection with entry into the Merger Agreement, Holdings has a debt financing commitment for up to $7,215 million of senior secured financing and issued $3,021 million of 8 7/8 Senior Notes due 2015 (“Notes”), which financing we collectively refer to herein as the Debt Financing. The Notes were issued by us substantially concurrently with the consummation of the Merger. The Merger Agreement and related documents contemplate the occurrence of the following events, which we collectively refer to as the Transactions:

•	the Merger;

•	the entering into by CHS/CHS of the New Credit Facility, consisting of a $6,065 million senior secured term loan, a $750 million senior secured revolving credit facility and a $400 million delayed draw senior secured term loan, of which $6,065 million is expected to be drawn as of the closing date;

•	the offering by CHS/CHS of up to $3,021 million ($3,000 million, net of discount) of Notes;

•	the refinancing of certain of our existing indebtedness and that of Triad, which together totaled approximately $3,555 million as of March 31, 2007;

•	the merger of Merger Sub with and into Triad, with Triad as the surviving corporation, and the payment of approximately $6,968 million as merger consideration, including the refinancing or assumption of Triad’s currently outstanding debt; and

•	the payment of approximately $542 million of fees and expenses related to the foregoing Transactions.

The following unaudited pro forma condensed financial statements are based on our historical financial statements and those of Triad after giving effect to the Transactions. The effects of the Merger have been prepared using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

We derived the following unaudited pro forma condensed financial statements by applying pro forma adjustments to our historical consolidated financial statements and Triad historical consolidated financial statements.

The unaudited pro forma condensed statements of operations data for the periods presented give effect to the Transactions as if they had been consummated on January 1, 2006. The unaudited pro forma condensed balance sheet data give effect to the Transactions as if they had occurred on March 31, 2007. We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should also be read in conjunction with these unaudited pro forma condensed financial statements. You should also read this information in conjunction with our publicly filed financial statements and the notes thereto.

The pro forma adjustments related to the purchase price allocation and financing of the Transactions are preliminary and based on information obtained to date by management, and are subject to revision as additional information becomes available. Revisions to the preliminary purchase price allocation and financing of the Transactions may have a significant impact on the pro forma amounts of total assets, total liabilities and stockholders’ equity, operating expense and costs, depreciation and amortization and interest expense.

The unaudited pro forma condensed financial statements do not reflect non-recurring charges incurred in connection with the (i) write-off of certain deferred financing costs, (ii) tender premiums on our outstanding Senior Subordinated Notes and (iii) certain other non-recurring Merger costs, such as cash expenditures for restructuring and integration activities and retention bonuses, which cannot be reasonably estimated at this time.

The unaudited pro forma condensed financial statements should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated, and do not purport to indicate consolidated balance sheet data or results of operations as of any future date or any future period.

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

	As of March 31, 2007
	CHS	Triad
	as Reported	as Reported	Adjustments		Pro Forma
	(Dollars in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$62,878	$143,000	$(5,266,557	)(a)	$218,104
			(3,786,217	)(b)
			9,065,000	(b)
Patient accounts receivable	817,497	954,100			1,771,597
Supplies	113,315	152,500			265,815
Deferred income taxes	13,249	49,000			62,249
Prepaid expenses and taxes	35,712	57,700			93,412
Other current assets	49,354	109,300			158,654

Total current assets	1,092,005	1,465,600	12,226		2,569,831

Property and equipment:	2,667,923	4,318,600	500,000	(a)	7,486,523
Less accumulated depreciation and amortization	(682,220)	(1,285,300)			(1,967,520)

Property and equipment, net	1,985,703	3,033,300	500,000		5,519,003

Goodwill	1,332,422	1,365,700	(1,365,700	)(a)	4,370,179
			3,037,757	(a)

Investment in and advances to unconsolidated affiliates	—	255,500			255,500

Other assets	198,786	199,200	5,000	(a)	557,586
			187,774	(b)
			(33,174	)(c)

Total assets	$4,608,916	$6,319,300	$2,343,883		$13,272,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$23,058	$24,300	$(13,425	)(b)	$33,933
Accounts payable	239,889	249,000			488,889
Current income taxes payable	25,524	25,500			51,024
Accrued liabilities	302,245	349,200	(43,818	)(b)	607,627

Total current liabilities	590,716	648,000	(57,243)		1,181,473

Long-term debt	1,900,849	1,677,200	5,523,800	(b)	9,101,849

Deferred income taxes	141,472	176,700	192,500	(a)	510,672

Other long-term liabilities	195,429	199,000			394,429

Minority interests in equity of consolidated entities	—	336,400			336,400

Stockholders’ equity:
Preferred stock	—	—			—
Common stock	957	900	(900	)(a)	957
Additional paid-in capital	1,202,476	2,427,200	(2,427,200	)(a)	1,202,476
Treasury stock, at cost	(6,678)	(2,500)	2,500	(a)	(6,678)
Unearned stock compensation		(6,000)	6,000	(a)	—
Accumulated other comprehensive income	1,715	(7,300)	7,300	(a)	1,715
Retained Earnings	581,980	869,700	(869,700	)(a)	548,806
			(33,174	)(c)

Total stockholders’ equity	1,780,450	3,282,000	(3,315,174)		1,747,276

Total liabilities and stockholders’ equity	$4,608,916	$6,319,300	$2,343,883		$13,272,099

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

	Year Ended December 31, 2006
	CHS	Triad
	as Reported	as Reported	Adjustments		Pro Forma
	(Dollars in thousands)

Net operating revenues	$4,365,576	$5,537,900			$9,903,476

Operating costs and expenses:
Salaries and benefits	1,741,223	2,233,100	49,700	(f)	4,012,201
			(11,822	)(j)
Provision for bad debts	547,781	576,900			1,124,681
Supplies	510,351	957,900			1,468,251
Rent	97,104	—	116,814	(g)	213,918
Other operating expenses	897,091	1,069,800	(116,814	)(g)	1,840,250
			(6,000	)(h)
			(3,827	)(k)
Reimbursable expenses	—	49,700	(49,700	)(f)	—
Minority interest in earnings	2,795	22,000			24,795
Equity in earnings of unconsolidated affiliates	—	(43,500)			(43,500)
Depreciation and amortization	188,771	229,800	15,000	(e)	434,571
			1,000	(i)

Total operating costs and expenses	3,985,116	5,095,700	(5,649)		9,075,167

Income from operations	380,460	442,200	5,649		828,309
Interest expense, net	102,299	95,300	513,524	(d)	711,123
ESOP expense	—	12,500	(12,500	)(l)	—
Gain on sales of assets	—	(6,000)	6,000	(h)	—

Income from continuing operations before income taxes	278,161	340,400	(501,375)		117,186
Provision for income taxes	106,682	132,500	(193,030	)(m)	46,152

Income from continuing operations	$171,479	$207,900	$(308,345)		$71,034

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

	Quarter Ended March 31, 2006
	CHS	Triad
	as Reported	as Reported	Adjustments		Pro Forma
		(Dollars in thousands)

Net operating revenues	$1,026,562	$1,369,200			$2,395,762

Operating costs and expenses:
Salaries and benefits	407,668	557,500	13,700	(f)	975,721
			(3,147	)(j)
Provision for bad debts	107,591	120,700			228,291
Supplies	122,820	237,200			360,020
Rent	22,982	—	31,165	(g)	54,147
Other operating expenses	207,043	253,100	(31,165	)(g)	428,021
			(100	)(h)
			(857	)(k)
Reimbursable expenses	—	13,700	(13,700	)(f)	—
Minority interest in earnings	613	4,800			5,413
Equity in earnings of unconsolidated affiliates	—	(10,000)			(10,000)
Depreciation and amortization	42,506	54,800	3,750	(e)	101,306
			250	(i)

Total operating costs and expenses	911,223	1,231,800	(104)		2,142,919

Income from operations	115,339	137,400	104		252,843
Interest expense, net	21,787	23,700	126,166	(d)	171,653
ESOP expense	—	3,000	(3,000	)(l)	—
Gain on sales of assets	—	(100)	100	(h)	—

Income from continuing operations before income taxes	93,552	110,800	(123,162)		81,190
Provision for income taxes	36,298	42,900	(47,418	)(m)	31,780

Income from continuing operations	$57,254	$67,900	$(75,744)		$49,410

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

	Quarter Ended March 31, 2007
	CHS	Triad
	as Reported	as Reported	Adjustments		Pro Forma
	(Dollars in thousands)

Net operating revenues	$1,203,997	$1,490,800			$2,694,797

Operating costs and expenses:
Salaries and benefits	486,336	615,000	12,700	(f)	1,110,600
			(3,436	)(j)
Provision for bad debts	135,699	148,100			283,799
Supplies	140,508	254,200			394,708
Rent	25,996	—	26,798	(g)	52,794
Other operating expenses	245,259	304,300	(26,798	)(g)	521,754
			500	(h)
			(1,507	)(k)
Reimbursable expenses	—	12,700	(12,700	)(f)	—
Minority interest in earnings	193	6,800			6,993
Equity in earnings of unconsolidated affiliates	—	(14,100)			(14,100)
Depreciation and amortization	51,270	61,200	3,750	(e)	116,470
			250	(i)

Total operating costs and expenses	1,085,261	1,388,200	(443)		2,473,018

Income from operations	118,736	102,600	443		221,779
Interest expense, net	30,404	24,400	127,233	(d)	182,037
ESOP expense	—	3,500	(3,500	)(l)	—
Loss on sales of assets	—	500	(500	)(h)	—

Income from continuing operations before income taxes	88,332	74,200	(122,790)		39,742
Provision for income taxes	34,008	32,500	(47,274	)(m)	19,234

Income from continuing operations	$54,324	$41,700	$(75,516)		$20,508

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED FINANCIAL INFORMATION
(Dollars in thousands)

1.	Preliminary Purchase Price

The estimated total purchase price of the acquisition of Triad is as follows:

Cash paid for shares outstanding or issuable	$4,956,042
Repayment or assumption of Triad’s debt obligations	1,701,500
Estimated direct transaction costs	310,515

Total	$6,968,057

Under the purchase method of accounting, the total estimated purchase price as shown in the table above will be allocated to Triad’s tangible and intangible assets based upon their estimated fair value as of the date of completion of the Transactions. Any excess of the purchase price over the estimated fair value of the tangible and intangible assets will be recorded as goodwill. Based upon the estimated purchase price and assumptions regarding valuations of acquired assets and liabilities, the preliminary purchase price allocation, which will change based upon the completion of the Transactions and the completion of an extensive valuation analysis to be performed immediately after the Merger, is as follows (in thousands):

Current assets	$1,465,600
Property and equipment	3,533,300
Goodwill	3,037,757
Other long-term assets	454,700
Amortizable intangible assets	5,000
Current liabilities	(623,700)
Other long-term liabilities	(568,200)
Minority interest	(336,400)

$6,968,057

Goodwill will not be amortized but will be tested for impairment on an annual basis and whenever events or circumstances occur indicating that the goodwill may be impaired. The preliminary purchase price allocation for Triad is subject to revision as more detailed analysis is completed and additional information on the fair values of Triad’s assets and liabilities becomes available. Any change in the fair value of the assets and liabilities of Triad will change the amount of the purchase price allocable to goodwill. The final purchase price allocation may differ materially from the allocation presented here.

2.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the purchase price, to adjust amounts related to Triad’s assets and liabilities to a preliminary estimate of their fair values, to reflect financing transactions associated with the Transactions, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to tangible and intangible assets, to reflect other transactions directly related to the Transactions, and to reflect the income tax effects related to the pro forma adjustments. There were no intercompany transactions between us and Triad. Certain pro forma adjustments were made to conform Triad’s accounting policies and presentation to our accounting policies and presentation.

NOTES TO UNAUDITED PRO FORMA

CONDENSED FINANCIAL INFORMATION — (Continued)

The accompanying unaudited pro forma condensed financial statements have been prepared as if the Transactions were completed on March 31, 2007 for balance sheet purposes and on January 1, 2006 for income statement purposes, and reflect the following adjustments:

(a) To record the Transactions:

Estimated cash payments for:

Purchase of Triad outstanding shares	$4,815,278
Triad stock option costs and other equity-based instruments	140,764
Transaction costs	310,515

$5,266,557

Included in transaction costs are severance costs of $93 million, primarily resulting from change in control provisions, direct transaction costs of $178 million, which primarily include estimated investment banker fees, attorneys’ fees and accounting fees, break-up fees and expenses of $40 million.

Elimination of existing Triad stockholders’ equity:

Common stock	$900
Capital in excess of par value	2,427,200
Treasury stock, at cost	(2,500)
Unearned stock compensation	(6,000)
Retained earnings	869,700
Accumulated other comprehensive income	(7,300)

$3,282,000

The difference between the preliminary estimated fair value of assets acquired based on management’s estimates of fair value and Triad’s historical net book value of property and equipment:

	Historical	Estimated
	Net Book	Fair	Estimated
	Value	Value	Increase

Land	$213,400	$413,400	$200,000
Buildings and improvements	1,632,230	1,932,230	300,000
Equipment	860,270	860,270	—
Construction in progress	327,400	327,400	—

	$3,033,300	$3,533,300	$500,000

The final fair value amounts will be determined based upon management’s final best estimate of fair value, including assistance by a third-party valuation firm.

To increase deferred income tax liabilities by $192,500 to reflect the impact of the pro forma purchase price adjustments related to the increase in fair value of Triad’s property and equipment.

Estimate of additional goodwill and identifiable intangibles as a result of the purchase price allocation, as detailed in footnote 1 to these unaudited pro forma condensed financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED FINANCIAL INFORMATION — (Continued)

(b) To record the payments to be made from the proceeds of the new indebtedness:

Sources
New Senior Secured Term Loan Facility	$6,065,000
Notes offered hereby	3,021,331
Note discount	(21,331)

Subtotal	9,065,000

Uses
Cash payments for Triad stock and transaction costs:
Purchase Triad outstanding shares	(4,815,278)
Triad stock option costs and other equity-based compensation	(140,764)
Transaction costs	(310,515)

Subtotal	(5,266,557)

Cash payments related to refinancing and debt repayment:
Triad Term Loan A	(490,625)
Triad 7% Senior Notes	(600,000)
Triad 7% Senior Subordinated Notes	(600,000)
CHS Term Loans	(1,564,000)
CHS Senior Subordinated Notes	(300,000)
Accrued Interest	(43,818)
Financing fees(1)	(187,774)

Subtotal	(3,786,217)

Working Capital(2)	(12,226)

Total uses	$(9,065,000)

(1)	Financing fees will be capitalized as deferred loan costs and amortized into interest expense.

(2)	Working capital will be used for general corporate uses.

(c) To reflect the non-cash write-off of deferred loan costs associated with the refinancing of existing indebtedness of both us and Triad:

Deferred
Loan Costs

CHS $1,200 million Term Loan	$7,363
CHS $400 million Term Loan	2,052
CHS $300 million Senior Subordinated Notes	5,510
Triad Term Loan A	4,378
Triad 7% Senior Notes	3,413
Triad 7% Senior Subordinated Notes	10,458

$33,174

Such amounts for CHS debt will be reflected in the results of operations as a loss on extinguishment of debt.

NOTES TO UNAUDITED PRO FORMA

CONDENSED FINANCIAL INFORMATION — (Continued)

(d) To record additional interest expense based upon the assumed debt structure as follows:

	Year	Three Months	Three Months
	Ended	Ended	Ended
	December 31,	March 31,	March 31,
	2006	2006	2007

Senior Secured Term Loan Facility	$453,698	$105,877	$117,537
Notes	268,143	67,036	67,036
Capital leases and other debt	2,826	721	1,114
Deferred loan costs	23,472	5,868	5,868
Commitment fees	5,750	1,438	1,438
Amortization of note discount	1,935	468	512
Interest rate swaps	(15,342)	(2,736)	(4,332)
Standby letters of credit	642	173	158

Total interest costs	741,124	178,845	189,331
Less: Capitalized interest	(8,190)	(1,201)	(3,637)
Interest income	(21,811)	(5,991)	(3,657)

Interest expense, net	711,123	171,653	182,037

Less: Interest expense, net, as reported
CHS	(102,299)	(21,787)	(30,404)
Triad	(95,300)	(23,700)	(24,400)

Net interest expense adjustment	$513,524	$126,166	$127,233

For purposes of these unaudited pro forma condensed financial statements, management has assumed a weighted-average interest rate of 7.48% for the year ended December 31, 2006, 7.08% for the three months ended March 31, 2006 and 7.61% for the three months ended March 31, 2007 on its Senior Secured Term Loan Facility, and the actual interest rate of 8 7/8% on the Notes. A fluctuation in interest rates of 0.125% on the Senior Secured Term Loan Facility would result in a fluctuation in interest expense of approximately $7.6 million.

(e) To adjust depreciation expense related to the write-up of Triad’s property and equipment to fair market value. Management believes the write-up will be primarily to land and buildings, of which it estimates the buildings to have a weighted-average useful life remaining of 20 years. A change in building value of $10 million will affect depreciation expense by approximately $0.5 million annually and a change in equipment value of $10 million will affect depreciation by approximately $1.3 million.

(f) Triad’s costs classified as reimbursable expenses, which relate to salaries and benefits of its subsidiary, Quorum Health Resources, LLC, or QHR, are reclassified to salaries and benefits to conform with our presentation in the income statement.

(g) Triad’s rent expense is reclassified from other operating expense to rent to conform with our presentation in the income statement.

(h) Triad’s (gain) loss on sale of assets is reclassified to other operating expenses to conform with our presentation in the income statement.

(i) To record amortization expense related to the write-up of identifiable intangible assets. Management believes such intangible assets will principally relate to certificates of need, licenses and permits, and will have a useful life of approximately five years.

NOTES TO UNAUDITED PRO FORMA

CONDENSED FINANCIAL INFORMATION — (Continued)

(j) To record the elimination of salaries and benefits for actual costs incurred related to (1) 25 Triad corporate officers who are covered by change of control arrangements, whose positions are not being replaced, and (2) 19 other Triad corporate employees who have terminated their employment with Triad prior to the Merger and whose positions are not being replaced. Management believes that the positions being eliminated will have no impact on revenue-generating activities subsequent to the Merger.

(k) To record the elimination of duplicate board of directors fees and directors’ and officers’ insurance expense less the incremental increase in the post-Merger directors’ and officers’ insurance expense.

(l) To record the elimination of Triad’s Employee Stock Ownership Plan, or ESOP, which terminated upon the completion of the Merger and for which we do not have a similar plan, nor the intent to create such a plan in its place.

(m) To record the income tax effects of the pro forma statement of operations adjustments using a statutory tax rate of 38.5%.